Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE SECOND QUARTER OF 2026

TUPELO, MISSISSIPPI (July 28, 2026) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the second quarter of 2026.

(Dollars in thousands, except earnings per share)	Three Months Ended			Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net income and Earnings per share:
Net income	$87,091	$88,228	$1,018	$175,319	$42,536
Merger and conversion related expenses (net of tax)	—	—	(15,935)	—	(16,527)
Day 1 acquisition provision (net of tax)	—	—	(50,026)	—	(50,026)
Basic EPS	0.95	0.94	0.01	1.89	0.54
Diluted EPS	0.94	0.94	0.01	1.88	0.53
Adjusted diluted EPS (non-GAAP)(1)	0.94	0.93	0.69	1.88	1.36
Impact to diluted EPS from merger and conversion related expenses (net of tax)	—	—	(0.17)	—	(0.21)
Impact to diluted EPS from Day 1 acquisition provision (net of tax)	—	—	(0.53)	—	(0.63)

“Second quarter results were strong, and together with the first quarter, we have six months of financial performance that is well ahead of last year’s levels. We believe our team is operating at a high level and has positioned us to continue producing strong profitability as we pursue opportunities for added growth throughout our footprint,” remarked Kevin D. Chapman, President and Chief Executive Officer of the Company.

Quarterly Highlights

Earnings
•Net income for the second quarter of 2026 was $87.1 million; both diluted EPS and adjusted diluted EPS (non-GAAP)(1) were $0.94
•Net interest income, on a fully tax equivalent basis, for the second quarter of 2026 was $227.7 million, down $0.8 million linked quarter
•Net interest margin, on fully tax equivalent basis, for the second quarter of 2026 was 3.83%, down 4 basis points linked quarter. Adjusted net interest margin (non-GAAP)(1) was flat at 3.61%
•Cost of total deposits was 1.96% for the second quarter of 2026, up 2 basis points linked quarter

•Noninterest income increased $0.9 million linked quarter
•Mortgage banking income decreased $0.3 million linked quarter. The mortgage division generated $611.6 million in interest rate lock volume in the second quarter of 2026, up $69.3 million linked quarter. Gain on sale margin was 1.57% for the second quarter of 2026, down 28 basis points linked quarter
•Noninterest expense increased $6.2 million linked quarter, driven primarily by deferred compensation accruals tied to market valuations, higher health insurance claims and annual merit increases

Balance Sheet
•Loans increased $220.9 million linked quarter, representing a 4.7% annualized net loan increase. Included in this increase is a $58.3 million loan portfolio that Renasant Bank’s subsidiary, Republic Business Credit, acquired during the quarter
•Securities increased $9.3 million linked quarter. The Company purchased $162.4 million in securities during the second quarter, which was offset by a negative fair market value adjustment in the Company’s available-for-sale portfolio of $9.2 million and cash flows related to principal payments, calls and maturities of $146.5 million
•Deposits at June 30, 2026 decreased $398.4 million linked quarter. Seasonal outflows in public fund deposits accounted for $367.7 million of the decrease. Noninterest bearing deposits decreased $145.4 million linked quarter and represented 23.2% of total deposits at June 30, 2026 as compared to 23.5% at March 31, 2026

Capital and Stock Repurchase Program
•Book value per share and tangible book value per share (non-GAAP)(1) increased 1.7% and 1.4%, respectively, linked quarter
•Effective April 28, 2026, the Company’s quarterly cash dividend was increased to $0.24 per share
•The Company has a $250.0 million stock repurchase program under which the Company is authorized to repurchase outstanding shares of its common stock either in open market purchases or privately negotiated transactions. The program will remain in effect until the earlier of October 2026 or the repurchase of the entire amount authorized under the plan. During the second quarter of 2026, the Company repurchased $60.0 million of common stock at a weighted average price of $39.54. As of June 30, 2026, $101.8 million in repurchase authorization remained available under the program
•On May 7, 2026, the Company completed a subordinated debt offering, issuing $300.0 million aggregate principal amount of 6.25% Fixed-to-Floating Rate Subordinated Notes due 2036

Credit Quality
•The Company recorded a provision for credit losses on loans and unfunded commitments of $1.2 million and $2.6 million, respectively, for the second quarter of 2026, representing a decrease of $3.1 million and $1.2 million, respectively, linked quarter
•The ratio of the allowance for credit losses on loans to total loans was 1.54% at June 30, 2026, down 2 basis points linked quarter
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 158.73% at June 30, 2026, compared to 147.71% at March 31, 2026
•Net loan charge-offs for the second quarter of 2026 were $2.8 million, or 0.06% annualized
•Nonperforming loans to total loans decreased to 0.97% at June 30, 2026 compared to 1.06% at March 31, 2026 , and criticized loans (which include classified and Special Mention loans) to total loans decreased to 2.66% at June 30, 2026, compared to 2.77% at March 31, 2026

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Interest income
Loans held for investment	$296,346	$295,397	$305,604	$308,110	$301,794	$591,743	$498,360
Loans held for sale	3,329	2,876	3,617	4,675	4,639	6,205	7,647
Securities	35,660	32,266	30,232	30,217	28,408	67,926	40,525
Other	5,105	7,581	7,480	8,096	9,057	12,686	17,696
Total interest income	340,440	338,120	346,933	351,098	343,898	678,560	564,228
Interest expense
Deposits	106,398	103,860	105,673	115,573	111,921	210,258	191,307
Borrowings	11,288	10,701	13,867	12,005	13,118	21,989	19,865
Total interest expense	117,686	114,561	119,540	127,578	125,039	232,247	211,172
Net interest income	222,754	223,559	227,393	223,520	218,859	446,313	353,056
Provision for credit losses
Provision for loan losses	1,166	4,224	5,473	9,650	75,400	5,390	77,450
Provision for unfunded commitments	2,633	3,856	5,462	800	5,922	6,489	8,622
Total provision for credit losses	3,799	8,080	10,935	10,450	81,322	11,879	86,072
Net interest income after provision for credit losses	218,955	215,479	216,458	213,070	137,537	434,434	266,984
Noninterest income	51,190	50,272	51,125	46,026	48,334	101,462	84,729
Noninterest expense	161,501	155,328	170,750	183,830	183,204	316,829	297,080
Income before income taxes	108,644	110,423	96,833	75,266	2,667	219,067	54,633
Income taxes	21,553	22,195	17,885	15,478	1,649	43,748	12,097
Net income	$87,091	$88,228	$78,948	$59,788	$1,018	$175,319	$42,536

Adjusted net income (non-GAAP)(1)	$87,091	$88,071	$86,879	$72,917	$65,877	$175,162	$107,987
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$112,443	$118,294	$118,335	$103,210	$103,001	$230,737	$160,508

Basic earnings per share	$0.95	$0.94	$0.84	$0.63	$0.01	$1.89	$0.54
Diluted earnings per share	0.94	0.94	0.83	0.63	0.01	1.88	0.53
Adjusted diluted earnings per share (non-GAAP)(1)	0.94	0.93	0.91	0.77	0.69	1.88	1.36
Average basic shares outstanding	91,650,415	93,693,615	94,469,544	94,623,551	94,580,927	92,666,370	79,209,073
Average diluted shares outstanding	92,220,282	94,228,343	95,172,380	95,284,603	95,136,160	93,219,350	79,671,775
Cash dividends per common share	$0.24	$0.23	$0.23	$0.22	$0.22	$0.47	$0.44
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended					Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Return on average assets	1.30%	1.33%	1.17%	0.90%	0.02%	1.32%	0.39%
Adjusted return on average assets (non-GAAP)(1)	1.30	1.33	1.29	1.09	1.01	1.32	0.98
Return on average tangible assets (non-GAAP)(1)	1.48	1.51	1.35	1.06	0.13	1.50	0.48
Adjusted return on average tangible assets (non-GAAP)(1)	1.48	1.51	1.47	1.27	1.18	1.50	1.12
Return on average equity	9.07	9.20	8.14	6.25	0.11	9.14	2.66
Adjusted return on average equity (non-GAAP)(1)	9.07	9.19	8.95	7.62	7.06	9.13	6.76
Return on average tangible equity (non-GAAP)(1)	16.25	16.36	14.80	11.87	1.43	16.30	5.24
Adjusted return on average tangible equity (non-GAAP)(1)	16.25	16.33	16.18	14.22	13.50	16.29	12.10
Efficiency ratio (fully taxable equivalent)	57.92	55.73	60.23	67.05	67.59	56.83	66.78
Adjusted efficiency ratio (non-GAAP)(1)	54.92	52.82	53.52	57.51	57.07	53.87	59.95
Dividend payout ratio	25.26	24.47	27.38	34.92	2200.00	24.87	81.48

Capital and Balance Sheet Ratios

	As of
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Shares outstanding	91,403,230	92,881,329	94,636,207	95,020,881	95,019,311
Market value per share	$42.54	$36.13	$35.22	$36.89	$35.93
Book value per share	42.35	41.63	41.05	40.26	39.77
Tangible book value per share (non-GAAP)(1)	25.34	25.00	24.65	23.77	23.10
Shareholders’ equity to assets	14.34%	14.27%	14.52%	14.31%	14.19%
Tangible common equity ratio (non-GAAP)(1)	9.10	9.08	9.26	8.98	8.77
Leverage ratio(2)	9.55	9.54	9.61	9.46	9.36
Common equity tier 1 capital ratio(2)	11.06	11.22	11.24	11.04	11.08
Tier 1 risk-based capital ratio(2)	11.06	11.22	11.24	11.04	11.08
Total risk-based capital ratio(2)	15.94	14.77	14.78	14.88	14.97

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

(2) Preliminary

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended					Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Noninterest income
Service charges on deposit accounts	$14,516	$14,740	$14,535	$13,416	$13,618	$29,256	$23,982
Fees and commissions	5,471	4,654	5,192	4,167	6,650	10,125	10,437
Wealth management revenue	9,073	8,678	8,572	8,217	7,345	17,751	14,412
Mortgage banking income	9,178	9,435	8,924	9,017	11,263	18,613	19,410
BOLI income	4,608	3,689	3,697	4,235	3,383	8,297	6,312
Other	8,344	9,076	10,205	6,974	6,075	17,420	10,176
Total noninterest income	$51,190	$50,272	$51,125	$46,026	$48,334	$101,462	$84,729
Noninterest expense
Salaries and employee benefits	$96,228	$91,749	$98,082	$98,982	$99,542	$187,977	$171,499
Data processing	5,037	5,221	5,636	5,541	5,438	10,258	9,527
Net occupancy and equipment	18,018	18,031	16,123	18,415	17,359	36,049	29,113
Other real estate owned	453	1,399	481	328	157	1,852	842
Professional fees	4,518	4,402	4,327	3,435	4,223	8,920	7,107
Advertising and public relations	4,677	4,599	4,314	5,254	4,490	9,276	8,787
Intangible amortization	8,370	8,220	8,465	8,674	8,884	16,590	9,964
Communications	3,566	4,009	4,493	3,955	3,184	7,575	5,217
Merger and conversion related expenses	—	—	10,567	17,494	20,479	—	21,270
Other	20,634	17,698	18,262	21,752	19,448	38,332	33,754
Total noninterest expense	$161,501	$155,328	$170,750	$183,830	$183,204	$316,829	$297,080

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended					Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Gain on sales of loans, net(1)	$4,760	$5,305	$5,243	$5,270	$5,316	$10,065	$9,816
Fees, net	3,470	2,842	2,970	3,050	3,740	6,312	6,057
Mortgage servicing income, net	948	1,288	711	697	2,207	2,236	3,537
Total mortgage banking income	$9,178	$9,435	$8,924	$9,017	$11,263	$18,613	$19,410
(1) Gain on sales of loans, net includes pipeline fair value adjustments

Balance Sheet

(Dollars in thousands)	As of
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Assets
Cash and cash equivalents	$881,203	$1,216,980	$1,070,718	$1,083,785	$1,378,612
Securities held to maturity, at amortized cost	983,032	1,006,511	1,030,073	1,051,884	1,076,817
Securities available for sale, at fair value	2,842,424	2,809,647	2,560,818	2,512,650	2,471,487
Loans held for sale, at fair value	241,588	230,980	265,959	286,779	356,791
Loans held for investment	19,196,172	18,975,248	19,047,039	19,025,521	18,563,447
Allowance for credit losses on loans	(296,008)	(295,862)	(293,955)	(297,591)	(290,770)
Loans, net	18,900,164	18,679,386	18,753,084	18,727,930	18,272,677
Premises and equipment, net	464,020	463,723	465,141	471,213	465,100
Other real estate owned	15,571	12,954	15,191	10,578	11,750
Goodwill	1,417,538	1,406,667	1,405,840	1,411,711	1,419,782
Other intangibles	138,022	138,392	146,612	155,077	163,751
Bank-owned life insurance	495,235	494,874	492,541	488,920	486,613
Mortgage servicing rights	65,816	64,850	65,271	65,466	64,539
Other assets	560,386	582,310	480,178	460,172	457,056
Total assets	$27,004,999	$27,107,274	$26,751,426	$26,726,165	$26,624,975

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$5,038,070	$5,183,426	$5,043,960	$5,238,431	$5,356,153
Interest-bearing	16,662,982	16,916,058	16,429,110	16,186,124	16,226,484
Total deposits	21,701,052	22,099,484	21,473,070	21,424,555	21,582,637
Short-term borrowings	315,225	305,863	555,774	606,063	405,349
Long-term debt	796,469	500,342	499,756	558,878	556,976
Other liabilities	320,875	334,667	337,921	310,891	301,159
Total liabilities	$23,133,621	$23,240,356	$22,866,521	$22,900,387	$22,846,121

Shareholders’ equity:
Common stock	488,612	488,612	488,612	488,612	488,612
Treasury stock	(232,402)	(173,835)	(103,494)	(90,297)	(90,248)
Additional paid-in capital	2,390,839	2,388,649	2,392,997	2,389,033	2,393,566
Retained earnings	1,327,997	1,263,116	1,196,522	1,139,600	1,100,965
Accumulated other comprehensive loss	(103,668)	(99,624)	(89,732)	(101,170)	(114,041)
Total shareholders’ equity	3,871,378	3,866,918	3,884,905	3,825,778	3,778,854
Total liabilities and shareholders’ equity	$27,004,999	$27,107,274	$26,751,426	$26,726,165	$26,624,975

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)
Interest-earning assets:
Loans held for investment	$19,060,083	$300,112	6.31%	$19,035,115	$299,125	6.37%	$18,448,000	$304,834	6.63%
Loans held for sale	223,489	3,329	5.96%	211,507	2,876	5.44%	287,855	4,639	6.45%
Taxable securities	3,472,422	29,691	3.42%	3,380,880	28,861	3.41%	3,106,565	24,917	3.21%
Tax-exempt securities	445,249	7,106	6.38%	432,789	4,542	4.20%	462,732	4,309	3.72%
Total securities	3,917,671	36,797	3.76%	3,813,669	33,403	3.50%	3,569,297	29,226	3.28%
Interest-bearing balances with banks	600,075	5,105	3.41%	823,706	7,581	3.73%	901,803	9,057	4.03%
Total interest-earning assets	23,801,318	345,343	5.82%	23,883,997	342,985	5.81%	23,206,955	347,756	6.01%
Cash and due from banks	264,246			290,611			357,338
Intangible assets	1,546,924			1,548,244			1,589,490
Other assets	1,187,805			1,132,508			1,029,082
Total assets	$26,800,293			$26,855,360			$26,182,865
Interest-bearing liabilities:
Interest-bearing demand(2)	$11,647,640	$72,261	2.49%	$11,741,333	$72,025	2.49%	$11,191,443	$76,542	2.74%
Savings deposits	1,307,314	944	0.29%	1,289,327	876	0.28%	1,322,007	1,032	0.31%
Time deposits	3,760,192	33,193	3.54%	3,583,946	30,959	3.50%	3,404,482	34,347	4.05%
Total interest-bearing deposits	16,715,146	106,398	2.55%	16,614,606	103,860	2.54%	15,917,932	111,921	2.82%
Borrowed funds	891,081	11,288	5.07%	973,114	10,701	4.44%	1,036,045	13,118	5.07%
Total interest-bearing liabilities	17,606,227	117,686	2.68%	17,587,720	114,561	2.64%	16,953,977	125,039	2.96%
Noninterest-bearing deposits	5,038,879			5,088,817			5,233,976
Other liabilities	303,586			290,242			249,861
Shareholders’ equity	3,851,601			3,888,581			3,745,051
Total liabilities and shareholders’ equity	$26,800,293			$26,855,360			$26,182,865
Net interest income/ net interest margin (FTE)		$227,657	3.83%		$228,424	3.87%		$222,717	3.85%
Cost of funding			2.08%			2.05%			2.26%
Cost of total deposits			1.96%			1.94%			2.12%
(1) Interest income and weighted average yields on tax-exempt loans and securities have been computed on a fully tax equivalent basis assuming a federal tax rate of 21%.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Net Interest Income and Net Interest Margin, continued

(Dollars in thousands)	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)
Interest-earning assets:
Loans held for investment	$19,047,668	$599,237	6.34%	$15,722,576	$504,338	6.47%
Loans held for sale	217,531	6,205	5.71%	244,626	7,647	6.25%
Taxable securities	3,426,904	58,552	3.42%	2,498,428	35,888	2.87%
Tax-exempt securities	439,053	11,648	5.31%	361,827	5,752	3.18%
Total securities	3,865,957	70,200	3.63%	2,860,255	41,640	2.91%
Interest-bearing balances with banks	711,273	12,686	3.60%	863,486	17,696	4.13%
Total interest-earning assets	23,842,429	688,328	5.81%	19,690,943	571,321	5.84%
Cash and due from banks	277,356			270,088
Intangible assets	1,547,581			1,297,622
Other assets	1,160,309			850,231
Total assets	$26,827,675			$22,108,884
Interest-bearing liabilities:
Interest-bearing demand(2)	$11,694,228	$144,286	2.49%	$9,522,800	$131,252	2.78%
Savings deposits	1,298,370	1,820	0.28%	1,069,134	1,743	0.33%
Time deposits	3,672,555	64,152	3.52%	2,941,920	58,312	3.99%
Total interest-bearing deposits	16,665,153	210,258	2.54%	13,533,854	191,307	2.85%
Borrowed funds	931,871	21,989	4.74%	797,714	19,865	5.00%
Total interest-bearing liabilities	17,597,024	232,247	2.66%	14,331,568	211,172	2.97%
Noninterest-bearing deposits	5,063,710			4,326,445
Other liabilities	296,952			229,098
Shareholders’ equity	3,869,989			3,221,773
Total liabilities and shareholders’ equity	$26,827,675			$22,108,884
Net interest income/ net interest margin (FTE)		$456,081	3.85%		$360,149	3.68%
Cost of funding			2.07%			2.28%
Cost of total deposits			1.95%			2.16%
(1) Interest income and weighted average yields on tax-exempt loans and securities have been computed on a fully tax equivalent basis assuming a federal tax rate of 21%.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Loan Portfolio

(Dollars in thousands)	As of
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Loan Portfolio:
Real estate - 1-4 family mortgage	$4,568,039	$4,584,118	$4,635,033	$4,642,657	$4,648,443
Construction and Land Development	2,009,664	1,898,629	1,905,636	1,990,657	1,795,197
Commercial Real Estate - Non-Owner Occupied	6,123,500	6,135,543	6,245,480	6,120,677	5,953,135
Commercial Real Estate - Owner Occupied	3,332,728	3,357,965	3,334,664	3,321,186	3,288,005
Commercial and Industrial	3,063,069	2,895,477	2,818,326	2,834,669	2,756,491
Consumer	99,172	103,516	107,900	115,675	122,176
Total loans	$19,196,172	$18,975,248	$19,047,039	$19,025,521	$18,563,447

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025
Nonperforming Assets:
Nonaccruing loans	$186,432	$197,515	$175,730	$170,756	$137,999
Loans 90 days or more past due	51	2,779	288	792	3,860
Total nonperforming loans	186,483	200,294	176,018	171,548	141,859
Other real estate owned	15,571	12,954	15,191	10,578	11,750
Total nonperforming assets	$202,054	$213,248	$191,209	$182,126	$153,609

Criticized Loans
Classified loans	$336,816	$349,068	$359,235	$392,721	$333,626
Special Mention loans	173,401	176,345	201,428	219,792	159,931
Criticized loans	$510,217	$525,413	$560,663	$612,513	$493,557

Allowance for credit losses on loans	$296,008	$295,862	$293,955	$297,591	$290,770
Net loan charge-offs	$2,770	$2,317	$9,109	$4,339	$12,054
Annualized net loan charge-offs / average loans	0.06%	0.05%	0.19%	0.09%	0.26%
Nonperforming loans / total loans	0.97	1.06	0.92	0.90	0.76
Nonperforming assets / total assets	0.75	0.79	0.71	0.68	0.58
Allowance for credit losses on loans / total loans	1.54	1.56	1.54	1.56	1.57
Allowance for credit losses on loans / nonperforming loans	158.73	147.71	167.00	173.47	204.97
Criticized loans / total loans	2.66	2.77	2.94	3.22	2.66

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, July 29, 2026.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=ATOn3Pcb. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2026 Second Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-855-669-9658 in the United States and entering conference number 8054019 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 12, 2026.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 122-year-old financial services institution. Renasant has assets of approximately $27.0 billion and operates 279 banking, lending, mortgage and wealth management offices throughout the Southeast and also offers factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” or similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause the Company’s actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management (including the possibility that such cost savings will not be realized when expected, or at all, as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events); (ii) potential exposure to unknown or contingent risks and liabilities the Company has acquired or may acquire; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) the Company’s ability to remediate the material weakness in its internal control over financial reporting identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026; (vi) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (vii) the financial resources of, and products available from, competitors; (viii) changes in laws and regulations as well as changes in accounting standards; (ix) changes in governmental and regulatory policy, whether applicable specifically to financial institutions or impacting the United States generally (such as, for example, changes in trade policy); (x) changes in the securities and foreign exchange markets; (xi) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xii) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of the Company’s investment securities portfolio;

(xiii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiv) changes in the sources and costs of the capital the Company uses to make loans and otherwise fund the Company’s operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xv) general economic, market or business conditions, including the impact of inflation; (xvi) changes in demand for loan and deposit products and other financial services; (xvii) concentrations of credit or deposit exposure; (xviii) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xix) losses resulting from fraudulent activity, including loan and deposit fraud and social engineering attacks targeting the Company’s customers, employees and third party vendors; (xx) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses, including as a result of sophisticated attacks using artificial intelligence (“AI”) and similar tools; (xxi) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xxii) geopolitical conditions, including acts or threats of terrorism and actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (xxiii) the impact, extent and timing of technological changes, including the rapid development of AI technologies; and (xxiv) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the SEC from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net revenue and net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) the adjusted return on average assets and on average equity and certain other performance ratios (namely, the ratio of pre-provision net revenue to average assets and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), (ix) adjusted noninterest expense, and (x) the adjusted efficiency ratio.
These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges, with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below.
None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$87,091	$88,228	$78,948	$59,788	$1,018	$175,319	$42,536
Income taxes	21,553	22,195	17,885	15,478	1,649	43,748	12,097
Provision for credit losses (including unfunded commitments)	3,799	8,080	10,935	10,450	81,322	11,879	86,072
Pre-provision net revenue (non-GAAP)	$112,443	$118,503	$107,768	$85,716	$83,989	$230,946	$140,705
Merger and conversion related expenses	—	—	10,567	17,494	20,479	—	21,270
Gain on sales of MSR	—	(209)	—	—	(1,467)	(209)	(1,467)
Adjusted pre-provision net revenue (non-GAAP)	$112,443	$118,294	$118,335	$103,210	$103,001	$230,737	$160,508

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$87,091	$88,228	$78,948	$59,788	$1,018	$175,319	$42,536
Amortization of intangibles	8,370	8,220	8,465	8,674	8,884	16,590	9,964
Tax effect of adjustments noted above(1)	(2,084)	(2,047)	(2,112)	(2,164)	(2,212)	(4,131)	(2,481)
Tangible net income (non-GAAP)	$93,377	$94,401	$85,301	$66,298	$7,690	$187,778	$50,019

Net income (GAAP)	$87,091	$88,228	$78,948	$59,788	$1,018	$175,319	$42,536
Merger and conversion related expenses	—	—	10,567	17,494	20,479	—	21,270
Day 1 acquisition provision for loan losses	—	—	—	—	62,190	—	62,190
Day 1 acquisition provision for unfunded commitments	—	—	—	—	4,422	—	4,422
Gain on sales of MSR	—	(209)	—	—	(1,467)	(209)	(1,467)
Tax effect of adjustments noted above(1)	—	52	(2,636)	(4,365)	(20,765)	52	(20,964)
Adjusted net income (non-GAAP)	$87,091	$88,071	$86,879	$72,917	$65,877	$175,162	$107,987
Amortization of intangibles	8,370	8,220	8,465	8,674	8,884	16,590	9,964
Tax effect of adjustments noted above(1)	(2,084)	(2,047)	(2,112)	(2,164)	(2,212)	(4,131)	(2,481)
Adjusted tangible net income (non-GAAP)	$93,377	$94,244	$93,232	$79,427	$72,549	$187,621	$115,470

Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$3,851,601	$3,888,581	$3,849,791	$3,794,996	$3,745,051	$3,869,989	$3,221,773
Average intangible assets	(1,546,924)	(1,548,244)	(1,563,189)	(1,578,846)	(1,589,490)	(1,547,581)	(1,297,622)
Average tangible shareholders’ equity (non-GAAP)	$2,304,677	$2,340,337	$2,286,602	$2,216,150	$2,155,561	$2,322,408	$1,924,151

Average assets (GAAP)	$26,800,293	$26,855,360	$26,693,539	$26,456,596	$26,182,865	$26,827,675	$22,108,884
Average intangible assets	(1,546,924)	(1,548,244)	(1,563,189)	(1,578,846)	(1,589,490)	(1,547,581)	(1,297,622)
Average tangible assets (non-GAAP)	$25,253,369	$25,307,116	$25,130,350	$24,877,750	$24,593,375	$25,280,094	$20,811,262

Shareholders’ equity (GAAP)	$3,871,378	$3,866,918	$3,884,905	$3,825,778	$3,778,854	$3,871,378	$3,778,854
Intangible assets	(1,555,560)	(1,545,059)	(1,552,452)	(1,566,788)	(1,583,533)	(1,555,560)	(1,583,533)
Tangible shareholders’ equity (non-GAAP)	$2,315,818	$2,321,859	$2,332,453	$2,258,990	$2,195,321	$2,315,818	$2,195,321

Total assets (GAAP)	$27,004,999	$27,107,274	$26,751,426	$26,726,165	$26,624,975	$27,004,999	$26,624,975
Intangible assets	(1,555,560)	(1,545,059)	(1,552,452)	(1,566,788)	(1,583,533)	(1,555,560)	(1,583,533)
Total tangible assets (non-GAAP)	$25,449,439	$25,562,215	$25,198,974	$25,159,377	$25,041,442	$25,449,439	$25,041,442

Adjusted Performance Ratios
Return on average assets (GAAP)	1.30%	1.33%	1.17%	0.90%	0.02%		1.32%	0.39%
Adjusted return on average assets (non-GAAP)	1.30	1.33	1.29	1.09	1.01		1.32	0.98
Return on average tangible assets (non-GAAP)	1.48	1.51	1.35	1.06	0.13		1.50	0.48
Pre-provision net revenue to average assets (non-GAAP)	1.68	1.79	1.60	1.29	1.29		1.74	1.28
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.68	1.79	1.76	1.55	1.58		1.73	1.46
Adjusted return on average tangible assets (non-GAAP)	1.48	1.51	1.47	1.27	1.18		1.50	1.12
Return on average equity (GAAP)	9.07	9.20	8.14	6.25	0.11		9.14	2.66
Adjusted return on average equity (non-GAAP)	9.07	9.19	8.95	7.62	7.06		9.13	6.76
Return on average tangible equity (non-GAAP)	16.25	16.36	14.80	11.87	1.43		16.30	5.24
Adjusted return on average tangible equity (non-GAAP)	16.25	16.33	16.18	14.22	13.50		16.29	12.10

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	92,220,282	94,228,343	95,172,380	95,284,603	95,136,160		93,219,350	79,671,775

Diluted earnings per share (GAAP)	$0.94	$0.94	$0.83	$0.63	$0.01		$1.88	$0.53
Adjusted diluted earnings per share (non-GAAP)	$0.94	$0.93	$0.91	$0.77	$0.69		$1.88	$1.36

Tangible Book Value Per Share
Shares outstanding	91,403,230	92,881,329	94,636,207	95,020,881	95,019,311		91,403,230	95,019,311

Book value per share (GAAP)	$42.35	$41.63	$41.05	$40.26	$39.77		$42.35	$39.77
Tangible book value per share (non-GAAP)	$25.34	$25.00	$24.65	$23.77	$23.10		$25.34	$23.10

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	14.34%	14.27%	14.52%	14.31%	14.19%		14.34%	14.19%
Tangible common equity ratio (non-GAAP)	9.10%	9.08%	9.26%	8.98%	8.77%		9.10%	8.77%

Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$227,657	$228,424	$232,361	$228,131	$222,717		$456,081	$360,149

Total noninterest income (GAAP)	$51,190	$50,272	$51,125	$46,026	$48,334		$101,462	$84,729
Gain on sales of MSR	—	(209)	—	—	(1,467)		(209)	(1,467)
Total adjusted noninterest income (non-GAAP)	$51,190	$50,063	$51,125	$46,026	$46,867		$101,253	$83,262

Noninterest expense (GAAP)	$161,501	$155,328	$170,750	$183,830	$183,204		$316,829	$297,080
Amortization of intangibles	(8,370)	(8,220)	(8,465)	(8,674)	(8,884)	—	(16,590)	(9,964)
Merger and conversion expense	—	—	(10,567)	(17,494)	(20,479)		—	(21,270)
Total adjusted noninterest expense (non-GAAP)	$153,131	$147,108	$151,718	$157,662	$153,841		$300,239	$265,846

Efficiency ratio (GAAP)	57.92%	55.73%	60.23%	67.05%	67.59%		56.83%	66.78%
Adjusted efficiency ratio (non-GAAP)	54.92%	52.82%	53.52%	57.51%	57.07%		53.87%	59.95%

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$227,657	$228,424	$232,361	$228,131	$222,717	$456,081	$360,149
Net interest income collected on problem loans	(1,166)	(210)	(2,767)	(664)	(2,779)	(1,376)	(3,805)
Accretion recognized on purchased loans	(12,327)	(15,248)	(13,632)	(16,862)	(17,834)	(27,575)	(18,392)
Amortization recognized on purchased time deposits	—	—	—	2,995	4,396	—	4,396
Amortization recognized on purchased long term borrowings	336	336	335	837	1,072	672	1,072
Adjustments to net interest income	$(13,157)	$(15,122)	$(16,064)	$(13,694)	$(15,145)	$(28,279)	$(16,729)
Adjusted net interest income (FTE) (non-GAAP)	$214,500	$213,302	$216,297	$214,437	$207,572	$427,802	$343,420

Net interest margin (FTE) (GAAP)	3.83%	3.87%	3.89%	3.85%	3.85%	3.85%	3.68%
Adjusted net interest margin (FTE) (non-GAAP)	3.61%	3.61%	3.62%	3.62%	3.58%	3.61%	3.51%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$300,112	$299,125	$309,667	$311,903	$304,834	$599,237	$504,338
Net interest income collected on problem loans	(1,166)	(210)	(2,767)	(664)	(2,779)	(1,376)	(3,805)
Accretion recognized on purchased loans	(12,327)	(15,248)	(13,632)	(16,862)	(17,834)	(27,575)	(18,392)
Adjusted loan interest income (FTE) (non-GAAP)	$286,619	$283,667	$293,268	$294,377	$284,221	$570,286	$482,141

Loan yield (GAAP)	6.31%	6.37%	6.45%	6.60%	6.63%	6.34%	6.47%
Adjusted loan yield (non-GAAP)	6.03%	6.04%	6.11%	6.23%	6.18%	6.04%	6.18%
(1) Tax effect is calculated based on the respective legal entity’s appropriate federal and state tax rates (as applicable) for the period, and includes the estimated impact of both current and deferred tax expense.

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